Exhibit 4.3

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED		PRINCIPAL AMOUNT
No. FR-1	CUSIP No. 638620AG9	$300,000,000

NATIONWIDE HEALTH PROPERTIES, INC. 6.25% Notes due 2013

ORIGINAL ISSUE DATE:	INTEREST RATE:	STATED MATURITY DATE:

October 19, 2007	6.25%	February 1, 2013

INTEREST PAYMENT DATES:	REGULAR RECORD DATE(S):
February 1 and August 1	Fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on the Stated Maturity Date specified above (except to the extent redeemed prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment.

The Company will pay interest on each Interest Payment Date specified above, commencing on February 1, 2008 and on the Stated Maturity Date or any Redemption Date (as defined below) (the date of each such Stated Maturity Date and Redemption Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date). Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the “Regular Record Date” shall be the date 15 calendar days (whether or not a Business Day) immediately preceding the related Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date. If the Maturity or an Interest Payment Date falls on a day which is not a Business Day as defined below, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date, and may be paid by the Company to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner which shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

Payment of the principal of, and premium, if any, and interest on this Note will be made at the Office or Agency of the Company maintained by the Company for such purpose in Los Angeles, California, which shall initially be, The Bank of New York Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, and if this Note is issued in definitive certificated form, payment of the principal of, and premium, if any, and interest on this Note will also be made at an Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Trust Company, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized series of Securities (hereinafter called the “Securities”) of the Company designated as 6.25% Notes due 2013 (the “Notes”), limited (subject to the exceptions provided in the Indenture and subject to the right of the Company to reopen such series for issuances of additional Securities of such series on the terms and subject to the conditions specified in the Indenture) in aggregate principal amount to $300,000,000. The Notes are issued and to be issued under an Indenture dated as of October 19, 2007, (as the same may be amended or supplemented from time to time, the “Indenture,” which term as used herein, includes the form and terms of the Notes of such series established by that certain Officers’ Certificate of the Company dated October 19, 2007) between the Company and The Bank of New York Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture for a description of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

This Note is not subject to any sinking fund and is not redeemable or repayable prior to the Stated Maturity Date, except as provided below.

The Notes may be redeemed by the Company in whole at any time or in part from time to time, at the option of the Company, at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Notes then Outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 30 basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date (each such date, a “Redemption Date”). The Company will mail a notice of redemption to each Holder of Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults on the payment of the Redemption Price, on or after the applicable Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption on such Redemption Date. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the Outstanding Notes not previously called by such method as the Trustee deems fair and appropriate.

The Treasury Rate will be calculated on the third Business Day preceding the date fixed for redemption.

As used herein:

•

“Treasury Rate” means, with respect to any Redemption Date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

•

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of such Notes.

•

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

•

“Independent Investment Banker” means either UBS Securities LLC, J.P. Morgan Securities Inc. or Banc of America Securities LLC, as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

•

“Reference Treasury Dealer” means (1) UBS Securities LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States of America (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer and (2) any one other primary treasury dealer selected by the Company after consultation with the Independent Investment Banker.

•

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360 day year of twelve 30 day months.

As used herein, “Business Day,” when used with respect to any Place of Payment or other location, means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a Legal Holiday in any such Place of Payment or other location.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The Company may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of this series of Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the Notes; provided, however, that, notwithstanding the foregoing, the Company may not issue such increased principal amount if the Company has effected defeasance or covenant defeasance with respect to the Securities represented by this Note pursuant to the Indenture or has effected satisfaction and discharge with the respect to the Securities represented by this Note pursuant to the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in Los Angeles,

California, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without interest coupons in denominations of $1,000 or integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than exchanges pursuant to Section 304, 906 or 1107 of the Indenture not involving any transfer.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307 of the Indenture) interest on this Note and for all other purposes whatsoever, whether or not payment with respect to this Note be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

NATIONWIDE HEALTH PROPERTIES, INC.

By:
Douglas M. Pasquale
President and Chief Executive Officer

Attest:

By:
Abdo H. Khoury
Senior Vice President,
Chief Financial and Portfolio Officer and Assistant Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series
designated herein referred to in the within
mentioned Indenture.

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:		Dated:
Authorized Signatory

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

                                                                                                                                                                                    (Please print or typewrite name and address including postal zip code of (assignee)

                                                                                                                                                                                                                       the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:	By:
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM as tenants in common

UNIF GIFT MIN ACT		Custodian.
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

TEN ENT as tenants by the entireties

JT TEN as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

The initial principal amount of this Global Security is Three Hundred Million Dollars ($300,000,000). The following increases or decreases in the principal amount of this Global Security have been made:

Date made	Amount of increase in principal amount of this Global Security	Amount of decrease in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee